Exhibit 99.2

RENEWAL AND TRANSITION SUPPLEMENTAL OPERATING AND FINANCIAL DATA THIRD QUARTER 2022

3Q 2022 SUPPLEMENTAL REPORT FORWARD - LOOKING STATEMENTS This supplemental information contains forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995 . Statements that are not purely historical may be forward - looking . You can identify some of the forward - looking statements by their use of forward - looking words, such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates,’’ or the negative of those words or similar words . Forward - looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position . A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward - looking statements, including, but not limited to, the status of the economy, the status of capital markets (including prevailing interest rates), and our access to capital ; the income and returns available from investments in health care related real estate, the ability of our borrowers and lessees to meet their obligations to us, our reliance on a few major operators ; competition faced by our borrowers and lessees within the health care industry, regulation of the health care industry by federal, state and local governments, changes in Medicare and Medicaid reimbursement amounts (including due to federal and state budget constraints), compliance with and changes to regulations and payment policies within the health care industry, debt that we may incur and changes in financing terms, our ability to continue to qualify as a real estate investment trust, the relative illiquidity of our real estate investments, potential limitations on our remedies when mortgage loans default, and risks and liabilities in connection with properties owned through limited liability companies and partnerships . For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward - looking statements, please see the discussion under ‘‘Risk Factors’’ and other information contained in our Annual Report on Form 10 - K for the fiscal year ended December 31 , 2021 and in our publicly available filings with the Securities and Exchange Commission . We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward - looking statements, whether as a result of new information, future events or otherwise . NON - GAAP INFORMATION This supplemental information contains certain non - GAAP information including EBITDA re , adjusted EBITDA re , FFO, FFO excluding non - recurring items, FAD, FAD excluding non - recurring items, adjusted interest coverage ratio, and adjusted fixed charges coverage ratio . A reconciliation of this non - GAAP information is provided on pages 22 , 25 and 26 of this supplemental information, and additional information is available under the “Non - GAAP Financial Measures” subsection under the “Selected Financial Data” section of our website at www . LTCreit . com . TABLE OF CONTENTS 2 COMPANY Company Information & Leadership 3 INVESTMENTS Real Estate Activities Investments and Capital Recycling 4 Acquisitions, Financing Receivable & Purchase Options 5 Mortgage and Mezzanine Loan Originations 6 Joint Ventures 7 Lease-Up and Renovations & Expansions 8 PORTFOLIO Overview 9-10 Maturity 11 Diversification Operators 12-13 Geography, MSA, Age of Portfolio 14-15 Real Estate Investments Metrics 16 Update 17 FINANCIAL Enterprise Value 18 Debt Metrics 19 Debt Maturity 20 Financial Data Summary 21-22 Consolidated Statements of Income 23 Consolidated Balance Sheets 24 Funds from Operations 25-26 ESG and GLOSSARY ESG (Environmental, Social & Governance) 27 Glossary 28-29

Founded in 1992, LTC Properties, Inc. (NYSE: LTC) is a self-administered real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leaseback transactions, mortgage financing and structured finance solutions including preferred equity and mezzanine lending. LTC's portfolio encompasses Skilled Nursing Facilities (SNF), Assisted Living Communities (ALF), Independent Living Communities (ILF), Memory Care Communities (MC) and combinations thereof. Our main objective is to build and grow a diversified portfolio that creates and sustains shareholder value while providing our stockholders current distribution income. To meet this objective, we seek properties operated by regional operators, ideally offering upside and portfolio diversification (geographic, operator, property type and investment vehicle). For more information, visit www.LTCreit.com.

LTC LISTED NYSE

BOARD OF DIRECTORS

WENDY SIMPSON	Chairman
CORNELIA CHENG	ESG Committee Chairman
BOYD HENDRICKSON	Lead Independent Director and Nominating & Corporate Governance Committee Chairman
JAMES PIECZYNSKI	Investment Committee Chairman
DEVRA SHAPIRO	Audit Committee Chairman
TIMOTHY TRICHE, MD	Compensation Committee Chairman

LEADERSHIP



WENDY SIMPSON
Chairman and Chief Executive Officer



PAM KESSLER
Co-President, CFO and Secretary



CLINT MALIN
Co-President and Chief Investment Officer



CECE CHIKHALE
Executive Vice President, Chief Accounting Officer and Treasurer



DOUG KOREY
Executive Vice President, Managing Director of Business Development



GIBSON SATTERWHITE
Senior Vice President, Asset Management



PETER LYEW
Vice President, Director of Taxes



MANDI HOGAN
Vice President of Marketing, Investor Relations and ESG



MIKE BOWDEN
Vice President, Investments



RACHEL SON
Vice President and Controller

ANALYSTS

JUAN SANABRIA	BMO Capital Markets Corp.
DANIEL BERNSTEIN	CapitalOne
TAYO OKUSANYA	Credit Suisse Securities (USA) LLC
AARON HECHT	JMP Securities, LLC
AUSTIN WURSCHMIDT	KeyBanc Capital Markets, Inc.
MIKE CARROLL	RBC Capital Markets Corporation
RICHARD ANDERSON	SMBC Nikko Securities
STEVE MANAKER	Stifel, Nicolaus & Company, Inc.

Any opinions, estimates, or forecasts regarding LTC's performance made by the analysts listed above do not represent the opinions, estimates, and forecasts of LTC or its management.

LTC PROPERTIES, INC.
2829 Townsgate Road
Suite 350
Westlake Village, CA 91361
805-981-8655
www.LTCreit.com

TRANSFER AGENT
Broadridge Shareholder Services
c/o Broadridge Corporate Issuer Solutions
1155 Long Island Avenue
Edgewood, NY 11717-8309
ATTN: IWS
866-708-5586

3Q 2022 SUPPLEMENTAL REPORT 3

3Q 2022 SUPPLEMENTAL REPORT Million $ 386.9 Total Sales (2) (1) Represents total investments. (2) Reflects total sales price. INVESTMENTS I 4 Million 176.7 Total Gains $ Billion $ 1.4 Total Investments (1) MILLION REAL ESTATE ACTIVITIES – INVESTMENTS AND CAPITAL RECYCLING SINCE 2013 (FROM JANUARY 1, 2013 THROUGH SEPTEMBER 30, 2022) $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 2013 2014 2015 2016 2017 2018 2019 2020 2021 YTD 2022 Investments Sales

REAL ESTATE ACTIVITIES – ACQUISITIONS, FINANCING RECEIVABLE & PURCHASE OPTIONS

ACQUISITIONS

DATE	# OF PROPERTIES	PROPERTY TYPE	# OF BEDS	LOCATION	OPERATOR	DATE OF CONSTRUCTION	CONTRACTUAL INITIAL CASH YIELD	PURCHASE PRICE
2022 4/1	4	SNF	339 beds	Various cities in TX	Ignite Medical Resorts	2017-2018	8.00%	$ 51,534 (1)

(1) The lease term is 10 years, with two 5-year renewal options, and contains a purchase option beginning in the sixth lease year through the end of the seventh lease year. The contractual rent for 4Q22 and 2023 is $1,000 and $4,300, respectively. Rent will increase annually beginning on the third anniversary of the lease by 2.0% to 4.0% based on the change in the Medicare Market Basket Rate. Additionally, we provided a 10-year working capital loan for up to $2,000, of which $1,867 has been funded, at 8.00% for first year increasing to 8.25% for the second year then increasing annually with the lease rate.

FINANCING RECEIVABLE

DATE	# OF PROPERTIES	PROPERTY TYPE	# OF BEDS	LOCATION	OPERATOR	DATE OF CONSTRUCTION	CONTRACTUAL INITIAL CASH YIELD	PURCHASE PRICE
2022 9/8	3	SNF	299 beds	Various cities in FL	PruittHealth	2018-2021	7.25%	$ 75,825 (1)

(1) We entered into a joint venture ("JV") with an affiliate of PruittHealth, Inc. ("PruittHealth") and contributed $61,661 into the JV that purchased three skilled nursing centers from PruittHealth. The JV leased the centers to PruittHealth under a 10-year master lease, with two five-year renewal options and provided PruittHealth with a purchase option, exercisable at the beginning of the fourth year through the end of the fifth year. In accordance with GAAP, the purchased assets are required to be presented as a financing receivable on our *Consolidated Balance Sheets*, since the JV acquired the centers through a sale-leaseback transaction subject to a lease contract that contains a purchase option. LTC expects to receive net income of approximately $700 during 4Q22, and approximately $4,600 during 2023. See page 7 for Consolidated Joint Ventures.

PURCHASE OPTIONS

STATE	# OF PROPERTIES	PROPERTY TYPE	GROSS INVESTMENTS	ANNUALIZED GAAP REVENUE	OPTION WINDOW
California	2	ALF/MC	$ 38,895	$ 2,876	2023-2029
Florida	1	MC	15,201	652	2029
Florida	3	SNF	76,267	5,645	2025-2027 (1)
Nebraska	3	ALF	7,633	480	TBD (2)
South Carolina	1	ALF/MC	11,680	907	2029
Texas	4	SNF	51,816	4,364	2027-2029 (3)
Total	14		$ 201,492	$ 14,924	

(1) During 3Q22, we entered into a JV to purchase three skilled nursing centers. See Financing Receivable above.
(2) Subject to the properties achieving certain occupancy level.
(3) During 2Q22, we purchased four skilled nursing centers and leased these properties under a 10-year lease with an existing operator. The lease provides the operator to elect either an earn-out payment or purchase option. If neither option is elected within the timeframe defined in the lease, both elections are terminated.

3Q 2022 SUPPLEMENTAL REPORT

INVESTMENTS I 5

REAL ESTATE ACTIVITIES – MORTGAGE & MEZZANINE LOAN ORIGINATIONS

(DOLLAR AMOUNTS IN THOUSANDS)

MORTGAGE LOANS

DATE		# OF PROPERTIES	PROPERTY TYPE	# BEDS/ UNITS	LOCATION	OPERATOR	MATURITY DATE	CONTRACTUAL INITIAL RATE	ORIGINATION	INITIAL INVESTMENT	INITIAL ADDITIONAL COMMITMENT
2021	9/30	— (1)	OTH	N/A	St Peters, MO	N/A (1)	Jul-2023	7.50%	$ 1,780	$ 1,780	$ —
	10/1	1	SNF	189 beds	Lafayette, LA	Crossroads Area Management	Oct-2024 (2)	7.50%	27,347	27,047	300 (2)
	10/5	1	ALF/MC	68 units	Ocala, FL	Pointe Group Care	Sep-2025	7.75%	16,707	12,530	4,177 (3)
	12/1	13	ALF/MC/ILF	523 units	Various cities in NC & SC	ALG Senior Living	Dec-2025	7.25%	59,250	52,502	6,748 (4)
		15		189 beds/591 units					$ 105,084	$ 93,859	$ 11,225
2022	5/5	4	ALF	217 units	Various cities in NC	ALG Senior Living	Jun-2026	7.25%	$ 35,074	$ 33,842	$ 1,232 (5)
	5/5	— (6)	OTH	N/A	Mills River, NC	ALG Senior Living	Jun-2026	7.25%	826	826	—
		4		217 units					$ 35,900	$ 34,668	$ 1,232

(1) We entered into a one-year loan agreement secured by a parcel of land for a future development of a post-acute skilled nursing center to be operated by Ignite Medical Resorts. On September 30, 2022, we extended the maturity date to July 1, 2023 and increased the loan to $1,886.
(2) The loan includes a 12-month extension option and the initial additional commitment was for capital improvement which was fully funded in 2Q22.
(3) The initial additional commitment of $4,177 is for the construction of a memory care addition to the property. See page 8 for Renovations and Expansions.
(4) The initial rate is 7.25% with an 8.00% IRR. The initial additional commitment is comprised of a $6,098 capital improvement commitment and a $650 working capital commitment, which has been fully funded. See page 8 for Renovations and Expansions.
(5) The initial rate is 7.25% with an 8.00% IRR. The initial additional commitment is for working capital.
(6) Represents a mortgage loan on a parcel of land adjacent to one of the assisted living communities secured under the $35,074 ALG mortgage loan. The land is being held for the future development of a seniors housing community. The initial rate is 7.25% with an 8.00% IRR.

MEZZANINE LOANS

COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	MATURITY DATE	CONTRACTUAL INITIAL RATE	INVESTMENT BALANCE
2021	1	ILF	136 units	Bend, OR	BPM Senior Living	Oct-2024 (1)	8.00% (1)	$ 4,355
2022	5	ILF/ALF/MC	621 units	Various cities in OR & MT	The Springs Living	May-2027 (2)	8.00% (2)	$ 25,000

(1) The loan includes two 12-month extension options. The initial cash rate is 8.00% for the first 18 months then increasing to 10.50% thereafter with a 10.50% IRR. Our investment represents approximately 8.00% of the total investment.
(2) The loan includes two 12-month extension options. The initial cash rate is 8.00% with a 11.00% IRR. Our investment represents approximately 12.00% of the total investment.

3Q 2022 SUPPLEMENTAL REPORT INVESTMENTS I 6

REAL ESTATE ACTIVITIES – JOINT VENTURES
(DOLLAR AMOUNTS IN THOUSANDS)

UNCONSOLIDATED JOINT VENTURES

COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	INVESTMENT TYPE	RETURN	INVESTMENT COMMITMENT
2020	1	ALF/MC	95 units	Arlington, WA	Fields Senior Living	Preferred Equity	7.00% (1)	$ 6,340
2020	1	UDP-ILF/ALF	267 units	Vancouver, WA	Koelsch Communities	Preferred Equity	8.00% (2)	13,000
	2		362 units					$ 19,340

(1) The initial cash rate is 7.00% increasing to 9.00% in year-four until the IRR is 8.00%. After achieving an 8.00% IRR, the cash rate drops to 8.00% with an IRR ranging between of 12.00% and 14.00% depending upon timing of redemption. Our investment represents 15.50% of the total investment. The property opened in December 2021 and occupancy was 74.7% at September 30,2022. We have the option to require the JV partner to purchase our preferred equity interest at any time between August 17, 2031 and December 31, 2036.

(2) The initial cash rate is 8.00% with an IRR of 12.00%. Our investment represents 11.60% of the total estimated project cost. The JV provides the JV partner the option to buy out our investment at any time after August 31, 2023 at the IRR rate. Also, we have the option to require the JV partner to purchase our preferred equity interest at any time between August 31, 2027 and prior to the end of the first renewal term of the lease. The estimated project completion is 1Q23.

CONSOLIDATED JOINT VENTURES

INVESTMENT YEAR	PROPERTY TYPE	# OF UNITS/BEDS	LOCATION	OPERATOR	INVESTMENT PURPOSE	TOTAL JOINT VENTURES COMMITMENT	NON-CONTROLLING INTEREST CONTRIBUTION	LTC CONTRIBUTION
2017	ALF/MC/ILF	110 units	Cedarburg, WI	Tealwood Senior Living	Owned Real Estate	$ 22,244	$ 2,305	$ 19,939
2017	ALF	87 units	Spartanburg, SC	ALG Senior Living	Owned Real Estate	11,660	1,241	10,419
		197 units				33,904	3,546	30,358
2018	ALF/MC	78 units	Medford, OR	Fields Senior Living (1)	Owned Real Estate	18,978	1,141	17,888
2018	ILF	89 units	Medford, OR	Fields Senior Living (1)	Owned Real Estate	14,651	2,907	11,744
		167 units				33,629	4,048	29,632
2022	SNF	299 beds	Various cities in FL	PruittHealth (2)	Owned Real Estate (2)	75,986	14,325	61,661
		364 units/299 beds				$ 143,519	$ 21,919	$ 121,651

(1) Represents a single joint venture with ownership in two properties.

(2) We entered into a JV with PruittHealth and the JV purchased three skilled nursing centers from PruittHealth. In accordance with GAAP, the purchased assets are required to be presented as a financing receivable on our *Consolidated Balance Sheets*, since the JV acquired the centers through a sale-leaseback transaction with PruittHealth, subject to a lease contract that contains a purchase option. See page 5 for further discussion of the PruittHealth financing receivable.

3Q 2022 SUPPLEMENTAL REPORT

INVESTMENTS I 7

REAL ESTATE ACTIVITIES – LEASE-UP AND RENOVATIONS & EXPANSIONS
(DOLLAR AMOUNTS IN THOUSANDS)

LEASE-UP

DATE ACQUIRED	DATE OPENED	OCCUPANCY AT 9/30/2022	DEVELOPMENT COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS	PROJECT TYPE	LOCATION	OPERATOR	CONTRACTUAL INITIAL CASH YIELD	TOTAL INVESTMENT[1]
May-2018	Sep-2020 [2]	87%	2018	1	ALF/MC	78 units	Development	Medford, OR	Fields Senior Living	7.65%	$ 17,890

(1) Total Investment includes land acquisition, closing costs and total development funding and excludes capitalized interest.
(2) Certificate of occupancy was received in March 2020 and license was received in May 2020. Due to COVID-19 pandemic, opening was delayed until September 2020.

RENOVATIONS & EXPANSIONS: MORTGAGE LOANS

ESTIMATED INTEREST INCEPTION DATE	COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	PROJECT TYPE	LOCATION	OPERATOR	CONTRACTUAL INITIAL CASH YIELD	INVESTMENT COMMITMENT	3Q22 FUNDING	TOTAL FUNDED TO DATE	REMAINING COMMITMENT
— [1]	2018	1	SNF	Renovation	Grand Haven, MI	Prestige Healthcare	9.41%	$ 3,000	$ —	$ 1,768	$ 1,232
— [2]	2021	1	ALF/MC	Expansion	Ocala, FL	Pointe Group Care	7.75%	$ 4,177	$ 187	$ 594	$ 3,583
— [3]	2021	13	ALF/MC/ILF	Renovation	Various cities in NC and SC	ALG Senior Living	7.25%	6,098	935	1,210	4,888
		14						$ 10,275	$ 1,122	$ 1,804	$ 8,471

(1) This commitment is part of a total loan commitment secured by four properties in Michigan. Interest payment increases upon each funding.
(2) This commitment is part of a $16,707 loan commitment for the construction of a memory care addition to the property. Interest payment increases upon each funding.
(3) This commitment is part of a $59,250 loan commitment secured by 13 properties, (12) North Carolina and (1) South Carolina. Interest payment increases upon each funding.

3Q 2022 SUPPLEMENTAL REPORT INVESTMENTS I 8

PORTFOLIO OVERVIEW
(DOLLAR AMOUNTS IN THOUSANDS)

BY INVESTMENT TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT	TRAILING TWELVE MONTHS ENDED SEPTEMBER 30, 2022 REVENUES	% OF REVENUES	INCOME STATEMENT LINE
Owned Portfolio	152	$ 1,408,402	72.2%	$ 103,764 (1)	70.0%	Rental Income
Financing Receivable[(2)]	3	76,267	3.9%	357	0.2%	Interest Income from Financing Receivable
Mortgage Loans	41	386,868	19.9%	39,143 (3)	26.4%	Interest Income from Mortgage Loans
Notes Receivable	7	59,014	3.0%	3,486 (4)	2.4%	Interest and Other Income
Unconsolidated Joint Ventures[(5)]	1	19,340	1.0%	1,504	1.0%	Income from Unconsolidated Joint Ventures
Total	204	$ 1,949,891	100.0%	$ 148,254	100.0%	

BY PROPERTY TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT
Skilled Nursing	78	$ 976,753	50.1%
Assisted Living	125	945,552	48.5%
Other[(6)]	1	14,586	0.7%
Under Development[(5)]	—	13,000	0.7%
Total	204	$ 1,949,891	100.0%

(1) Includes cash rent, straight-line rent and amortization of lease incentives and excludes real estate tax reimbursement, and rental income from properties sold during the trailing twelve months ended September 30, 2022. See page 21 for Components of Rental Income.
(2) Represents three skilled nursing centers acquired through a sale-leaseback transaction, subject to a lease which contains a purchase option. In accordance with GAAP, the properties are required to be presented as a financing receivable on our *Consolidated Balance Sheets* and the rental income to be presented as Interest income from financing receivable on our *Consolidated Statements of Income*.
(3) Includes interest income from mortgage loans, construction loans and effective interest during the trailing twelve months ended September 30, 2022.
(4) Includes interest income from mezzanine loans and working capital notes during the trailing twelve months ended September 30, 2022.
(5) See page 7 for detail of Unconsolidated Joint Ventures and under development properties.
(6) Includes one behavioral health care hospital and three parcels for land held-for-use, a parcel of land securing a first mortgage held for future development of a post-acute skilled nursing center and a parcel of land securing a first mortgage held for future development of a seniors housing community.


32
Operators
29
States
204 Properties

GROSS INVESTMENT BY INVESTMENT TYPE


Mortgage Loans* 19.9%
Financing Receivable 3.9%
Notes Receivable 3.0%
Unconsolidated Joint Ventures 1.0%
Owned Portfolio 72.2%

*Weighted average maturity – 15.4 years

GROSS INVESTMENT BY PROPERTY TYPE


Assisted Living 48.5%
Skilled Nursing 50.1%
Other 0.7%
Under Development 0.7%

3Q 2022 SUPPLEMENTAL REPORT PORTFOLIO I 9

PORTFOLIO OVERVIEW
(DOLLAR AMOUNTS IN THOUSANDS)

TRAILING TWELVE MONTHS ENDED SEPTEMBER 30, 2022

OWNED PROPERTIES	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	RENTAL INCOME[1]	% OF TOTAL REVENUES
Assisted Living	99	$ 797,426	40.9%	$ 51,875	35.0%
Skilled Nursing	52	599,058	30.7%	50,913	34.3%
Other	1	11,918	0.6%	976	0.7%
Total	152	$ 1,408,402	72.2%	$ 103,764	70.0%

FINANCING RECEIVABLE	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	FINANCING INCOME[2]	% OF TOTAL REVENUES
Skilled Nursing	3	$ 76,267	3.9%	$ 357	0.2%

MORTGAGE LOANS	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	MORTGAGE LOANS INTEREST INCOME[3]	% OF TOTAL REVENUES
Assisted Living	18	$ 98,308	5.1%	$ 5,296	3.6%
Skilled Nursing	23	285,892	14.7%	33,686	22.7%
Other	—	2,668	0.1%	161	0.1%
Total	41	$ 386,868	19.9%	$ 39,143	26.4%
REAL ESTATE INVESTMENTS	196	$ 1,871,537	96.0%	$ 143,264	96.6%

NOTES RECEIVABLE	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	INTEREST AND OTHER INCOME[4]	% OF TOTAL REVENUES
Assisted Living	7	$ 43,478	2.2%	$ 2,895	2.0%
Skilled Nursing	—	15,536	0.8%	591	0.4%
Total	7	$ 59,014	3.0%	$ 3,486	2.4%

UNCONSOLIDATED JOINT VENTURES	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	UNCONSOLIDATED JV INCOME	% OF TOTAL REVENUES
Assisted Living	1	$ 6,340	0.3%	$ 450	0.3%
Under Development	—	13,000	0.7%	1,054	0.7%
Total	1	$ 19,340	1.0%	$ 1,504	1.0%
TOTAL INVESTMENTS	204	$ 1,949,891	100.0%	$ 148,254	100.0%

(1) Includes cash rent, straight-line rent and amortization of lease incentives and excludes real estate tax reimbursement, and rental income from properties sold during the trailing twelve months ended September 30, 2022. See page 21 for Components of Rental Income.
(2) Includes interest income from financing receivable and effective interest during the trailing twelve months ended September 30, 2022.
(3) Includes interest income from mortgage loans, construction loans and effective interest during the trailing twelve months ended September 30, 2022.
(4) Includes interest income from mezzanine loans and working capital notes during the trailing twelve months ended September 30, 2022.

RENTAL INCOME[1]
(AS % OF TOTAL REVENUES)



50.0%
25.0%
0.0%
35.0%
34.3%
0.7%
ALF
SNF
OTH

MORTGAGE LOANS INTEREST INCOME[3]
(AS % OF TOTAL REVENUES)



50.0%
25.0%
0.0%
3.6%
22.7%
0.1%
ALF
SNF
OTH

INTEREST & OTHER INCOME[4]
(AS % OF TOTAL REVENUES)



10.0%
5.0%
0.0%
2.0%
0.4%
ALF
SNF

UNCONSOLIDATED JV INCOME
(AS % OF TOTAL REVENUES)



10.0%
5.0%
0.0%
0.3%
0.7%
ALF
SNF

3Q 2022 SUPPLEMENTAL REPORT PORTFOLIO I 10

3Q 2022 SUPPLEMENTAL REPORT 11.2% 4.9% 5.3% 10.7% 6.6% 1.2% 4.3% 5.1% 19.1% 3.3% 0.1% 1.3% 3.1% 1.5% 18.6% 0.4% 0.5% 1.7% 0.1% 0.1% 0.9% 0.0% 20.0% 40.0% 2023 2024 2025 2026 2027 2028 2029 2030 Thereafter RENTAL FINANCING INTEREST OTHER NOTES JV (As a % of Total Annualized GAAP Income) (1) Near Term Maturities: » Six leases and four loans in 2023 with an annualized GAAP income totaling $19.9 million (4) » Four leases and three loans in 2024 with an annualized GAAP income totaling $11.3 million » Two leases and two loans in 2025 with an annualized GAAP income totaling $14.3 million » As of September 30, 2022, approximately 93% of owned properties are covered under master leases and approximately 92% of rental revenues come from master leases or cross - default leases. (1) Represents annualized contractual GAAP rent prior to abatements, GAAP interest income from mortgage loans, mezzanine loans and working capital notes and income from unconsolidated joint ventures for the month of September 2022 for investments as of September 30 , 2022 except for (5) below . (2) Represents three skilled nursing centers acquired through a sale - leaseback transaction, subject to a lease which contains a purchase option . In accordance with GAAP, the properties are required to be presented as a financing receivable on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivable on our Consolidated Statements of Income . Represents the annualized gross income of the JV for a full month . LTC’s portion of the annualized gross income of the JV represents 81 % or approximately $ 4 , 600 . (3) Represents income from two preferred equity investments accounted for as unconsolidated joint ventures . These preferred equity investments do not have scheduled maturities but provide the entity an option to redeem our investment at a future date . See page 7 for further discussion on Unconsolidated J oint Ventures . (4) One of the six lease maturities is Brookdale which represents 75 % of the annualized GAAP income maturing in 2023 . Another one of the six lease maturities relates to a master lease on two assisted living communities, which represents 7 % of the annualized GAAP income maturity in 2023 . One of the two communities under the master lease maturing in 2023 is located in Kentucky and has been classified as held - for - sale as of September 30 , 2022 . We are negotiating a new lease for the other community which is located in Ohio . See page 13 for additional information on thes e operators . (5) Includes anticipated annual cash rent of $ 6 , 000 and anticipated annual GAAP rent of $ 5 , 991 for the former Senior Care portfolio . PORTFOLIO MATURITY (AS OF SEPTEMBER 30, 2022, DOLLAR AMOUNTS IN THOUSANDS) % OF FINANCING % OF INTEREST % OF OTHER NOTES % OF % OF % OF YEAR TOTAL INCOME (2) TOTAL INCOME (1) TOTAL INCOME (1) TOTAL TOTAL TOTAL 2023 19,079$ (4) 16.4% —$ — 140$ 0.3% 659$ 14.2% —$ — 19,878$ 11.7% 2024 8,359 (5) 7.2% — — 2,079 5.0% 894 19.3% — — 11,332 6.7% 2025 9,098 7.8% — — 5,207 12.5% — — — — 14,305 8.4% 2026 18,060 15.6% — — 2,610 6.3% — — — — 20,670 12.2% 2027 11,249 9.7% — — — — 2,814 60.6% — — 14,063 8.3% 2028 1,965 1.7% — — — — — — — — 1,965 1.2% 2029 7,300 6.3% — — — — — — — — 7,300 4.3% 2030 8,681 7.5% — — — — 124 2.7% — — 8,805 5.2% Thereafter 32,308 27.8% 5,645 (2) 100.0% 31,565 75.9% 150 3.2% 1,504 100.0% 71,172 42.0% Total 116,099$ 100.0% 5,645$ 100.0% 41,601$ 100.0% 4,641$ 100.0% 1,504$ 100.0% 169,490$ 100.0% INCOME (1) JV INCOME (1)(3) GAAP INCOME (1) RENTAL UNCONSOLIDATED ANNUALIZED PORTFOLIO I 11

3Q 2022 SUPPLEMENTAL REPORT PORTFOLIO I 12 PORTFOLIO DIVERSIFICATION – 32 OPERATORS (AS OF SEPTEMBER 30, 2022, DOLLAR AMOUNTS IN THOUSANDS) GENESIS OTC PINK: GENN SNF/ Senior Living More than 250 Properties 22 States HMG Privately Held SNF/ALF/ILF 37 Properties 2 States ALG Privately Held ALF/ILF/MC 149 Properties 7 States IGNITE Privately Held SNF/ALF 17 Properties 6 States ANTHEM Privately Held Exclusively MC 21 Properties 9 States PRESTIGE Privately Held SNF/ALF/ILF Other Rehab 79 Properties 5 States BROOKDALE NYSE: BKD ALF/ILF/MC Continuing Care 672 Properties 41 States CARESPRING Privately Held SNF/ALF/ILF Transitional Care 16 Properties 2 States FUNDAMENTAL Privately Held SNF/MC Hospitals & Other Rehab 79 Properties 7 States ARK Privately Held SNF/ALF/ILF 13 Properties 4 States OPERATORS # OF PROPS % % % GROSS INVESTMENT % Prestige Healthcare 24 27,251$ 17.8% 27,251$ 16.5% 32,607$ 19.2% 271,851$ 13.9% Brookdale Senior Living (6) 35 14,842 9.7% 14,842 9.0% 14,837 8.7% 104,461 5.4% Carespring Health Care Management 4 10,506 6.8% 10,506 6.4% 11,195 6.6% 102,940 5.3% Fundamental 7 9,146 6.0% 9,146 5.5% 8,422 5.0% 76,353 3.9% Ark Post Acute Network 7 8,914 5.8% 8,914 5.4% 8,257 4.9% 71,742 3.7% Genesis Healthcare 6 8,761 5.7% 8,761 5.3% 8,761 5.2% 50,004 2.6% HMG Healthcare (7) 13 8,552 5.5% 8,552 5.2% 8,542 5.0% 174,107 8.9% ALG Senior Living 31 8,179 5.3% 8,179 4.9% 8,128 4.8% 189,533 9.7% Ignite Medical Resorts 6 7,676 5.0% 7,676 4.6% 7,676 4.5% 90,150 4.6% Anthem Memory Care (6) 11 7,200 4.7% 10,800 6.5% 10,800 6.4% 139,176 7.1% All Others (6)(8) 60 42,494 27.7% 50,696 30.7% 50,265 29.7% 679,574 34.9% 204 153,521$ 100.0% 165,323$ 100.0% 169,490$ 100.0% 1,949,891$ 100.0% ANNUALIZED GAAP (3)(5) ANNUALIZED ACTUAL CASH (1)(4) ANNUALIZED CONTRACTUAL CASH (2)(4)(5) (1) Represents annualized cash rental income, interest income from mortgage loans, mezzanine loans and working capital notes and income from unconsolidated joint ventures received for the month of September 2022 for investments as of September 30 , 2022 , except for (7) and (8) below . (2) Represents annualized contractual cash rental income prior to abatements, interest income from financing receivable, mortgage loans, mezzanine loans and working capital notes and income from unconsolidated joint ventures for the month of September 2022 for investments as of September 30 , 2022 , except for (7) and (8) below . (3) Represents annualized GAAP rent prior to abatements, GAAP interest income from mortgage loans, mezzanine loans and working capital notes and income from unconsolidated joint ventures for the month of September 2022 for investments as of September 30 , 2022 , except for (7) and (8) below . (4) The difference between annualized actual cash and annualized contractual cash is due to deferrals, deferred rent payments, abatements and contingent income received in September 2022 . (5) The difference between annualized contractual cash and annualized GAAP is due to straight - line rent, lease incentives amortization and effective interest . See page 21 for Non - Cash Revenue Components . (6) See operator updates on page 13 . (7) Includes anticipated annual cash rent of $ 6 , 000 and anticipated annual GAAP rent of $ 5 , 991 for the former Senior Care portfolio . (8) Includes three skilled nursing centers acquired through a sale - leaseback transaction, subject to a lease which contains a purchase option . In accordance with GAAP, the properties are required to be presented as a financing receivable on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivable on our Consolidated Statements of Income . Represents the annualized rent for a full month .

3Q 2022 SUPPLEMENTAL REPORT PORTFOLIO I 13 PORTFOLIO DIVERSIFICATION – OPERATOR UPDATE (DOLLAR AMOUNTS IN THOUSANDS) During 1 Q 21 , we amended Brookdale’s master lease to extend their maturity for one year through December 31 , 2022 . The renewal options under the amended master lease remained unchanged, and provided three renewal options consisting of a three - year renewal option, a five - year renewal option and a 10 - year renewal option . The notice period for the first renewal option was January 1 , 2022 to April 30 , 2022 . During 2 Q 22 , Brookdale’s master lease was further amended to extend the maturity to December 31 , 2023 . The first renewal option under the new amended master lease was reduced from three years to two years with no other changes to the other two renewal options . Also, the notice period for the first renewal option was changed to November 1 , 2022 through February 28 , 2023 . During 2020 , we extended to Brookdale a $ 4 , 000 capital commitment which was fully funded during 2021 , and a $ 2 , 000 capital commitment which is available between January 1 , 2022 through December 31 , 2022 . Under the new amendment, the $ 2 , 000 capital commitment was increased to $ 4 , 000 and the maturity was extended to February 28 , 2023 . The yield on these capital commitments is 7 % with a reduced rate for qualified ESG projects . During 3 Q 22 , we funded $ 630 under the new $ 4 , 000 capital commitment . Accordingly, we have a remaining commitment of $ 2 , 460 as of September 30 , 2022 . Brookdale is current on rent payments through October 2022 . Anthem paid us annual cash rent of $ 10 , 800 in 2021 and $ 9 , 900 in 2020 and we expect to receive $ 10 , 800 in 2022 . We provided Anthem temporary rent reduction totaling $ 1 , 500 during 2 Q and 3 Q 2022 . Anthem has paid us $ 6 , 600 of the $ 10 , 800 agreed upon rent through the end of September 2022 . In October 2022 , to date, we have received an additional $ 1 , 200 of rent which represents $ 900 of agreed upon October 2022 rent and $ 300 of repayment towards the temporary rent reduction . We still expect to receive total rent of $ 10 , 800 by year end conditioned upon Anthem receiving additional money from the Employee Retention Tax Credit stimulus fund and from improving operating results . During 3 Q 22 , we terminated a master lease with an operator and transitioned the communities to an existing LTC operator . In connection with the lease termination, we abated rent for June 2022 and have forgiven the former operator’s outstanding deferred rent balance of $ 7 , 067 . Also, we paid the former operator a $ 500 lease termination fee in exchange for cooperation and assistance in facilitating an orderly transition . The transitioned communities will be operated pursuant to a new master lease with a two - year term, with zero rent for each of July, August, September, and October of 2022 . Thereafter, cash rent will be based on mutually agreed upon fair market rent . In connection with the new master lease, we paid the new operator a $ 410 lease incentive payment which will be amortized as a yield adjustment to rental income over the two - year lease term . LTC is evaluating options for this portfolio . A master lease covering two assisted living communities is scheduled to mature during 2023 . One of the two communities is located in Kentucky and has been classified as held - for - sale as of September 30 , 2022 . We wrote this community down to its anticipated selling price, recording an impairment loss of $ 1 , 286 , and we are negotiating a new lease for the other community which is located in Ohio . Other Operators

3Q 2022 SUPPLEMENTAL REPORT States in which we have some of the highest concentration of properties are states with the highest projected increases in the 80+ population cohort over the next decade. Represents 10 states with the highest projected increases in the 80+ population cohort from year 2020 to year 2030 Source: The American Senior Housing Association, Winter 2018, Population Growth Forecast by State PORTFOLIO I 14 PORTFOLIO DIVERSIFICATION - GEOGRAPHY (AS OF SEPTEMBER 30, 2022) 1 29 STATES * Behavioral health care hospital SNF (78) ALF (125) OTH* (1) LAND (5) UDP (1) CA WA ME NV WY IL AR WV ND NY OR AZ NM TX UT ID MT SD NE KS OK MS MN WI FL AL GA SC TN MO IA IN OH PA NJ NC VA CO KY 7 20 1 1 3 1 2 4 2 1 3 6 17 21 2 7 7 3 8 4 13 7 6 1 22 2 5 7 1 1 2 1 2 6 2 2 MI 1 1 1 LA 2

3Q 2022 SUPPLEMENTAL REPORT 48.7% 17.3% 24.4% 7.0% 2.6% 0.0% 20.0% 40.0% 60.0% 80.0% MSAs 1-31 MSAs 32-100 MSAs > 100 Cities in Micro-SA Cities not in MSA or Micro-SA 20 years 15 years 0 10 20 30 40 Skilled Nursing Assisted Living Years (1) The MSA rank by population as of July 1, 2021, as estimated by the United States Census Bureau. Approximately 66% of our properties are in the top 100 MSAs. Includes only our real estate investments. (1) Due to master leases with properties in various states, revenue by state is not available. (2) Excludes working capital notes totaling $22,198. Working capital notes are provided to certain operators under their master l eas es covering properties in various states. Therefore, the working capital notes outstanding balance is not available by state. (3) Includes one behavioral health care hospital and three parcels for land held - for - use, one parcel of land securing a first mortga ge held for future development of a post - acute skilled nursing center and one parcel of land securing a first mortgage held for future development of a seniors housing community. (1) As calculated from construction date or major renovation/expansion date . Includes only our real estate investments . GROSS PORTFOLIO BY MSA (1) AVERAGE PORTFOLIO AGE (1) PORTFOLIO I 15 PORTFOLIO DIVERSIFICATION – GEOGRAPHY (29 STATES) (AS OF SEPTEMBER 30, 2022, DOLLAR AMOUNTS IN THOUSANDS) # OF STATE (1)(2) PROPS % ALF % SNF % UDP % % Texas 37 325,380$ 16.9% 72,198$ 7.7% 253,182$ 26.3% —$ — —$ — Michigan 24 280,932 14.6% 21,444 2.3% 258,545 26.9% — — 943 6.5% Florida 14 158,175 8.2% 49,043 5.2% 109,132 11.4% — — — — Wisconsin 8 114,838 6.0% 100,892 10.7% 13,946 1.5% — — — — Colorado 13 104,760 5.4% 104,760 11.2% — — — — — — North Carolina 21 95,456 4.9% 94,675 10.1% — — — — 781 5.3% Illinois 5 88,301 4.6% 88,301 9.4% — — — — — — Ohio 9 87,543 4.5% 33,319 3.6% 54,224 5.6% — — — — California 4 69,685 3.6% 52,053 5.5% 17,632 1.8% — — — — New Jersey 4 62,832 3.3% 62,832 6.7% — — — — — — All Others 65 539,791 28.0% 259,373 27.6% 254,556 26.5% 13,000 100.0% 12,862 88.2% Total 204 1,927,693$ 100.0% 938,890$ 100.0% 961,217$ 100.0% 13,000$ 100.0% 14,586$ 100.0% OTH (3) INVESTMENT GROSS INVESTMENTGROSS

3Q 2022 SUPPLEMENTAL REPORT $17,500 $17,300 $6,000 $0 $5,000 $10,000 $15,000 $20,000 $25,000 Dec-18 EBITDAR Dec-19 EBITDAR Anticipated 2022 Cash Rent (1) Information is from property level operator financial statements which are unaudited and have not been independently verified by LTC. The same store portfolio excludes each property currently, or formerly, operated by Senior Lifestyle and Senior Care and will be added back to SPP 15 months after the date of the transition to the new operator . (2) The coverage and occupancy levels at our properties may be adversely affected if COVID - 19 or another pandemic results in infecti ons on a large scale at our properties, early resident move - outs, our operators delay accepting new residents due to quarantines, and/or potential occupants postpone moving to a senior housing facility, and/or r esi dents delay or postpone elective surgeries at hospitals. (3) The spot occupancy for the 18 properties previously leased to Senior Lifestyle in September 30, 2022 and December 31, 2020 wa s 8 8% and 72%, respectively. (4) Represents the portfolio that transitioned from Senior Care. ASSISTED LIVING SKILLED NURSING 1.67 1.55 2.13 2.01 70.0% 71.1% 60.0% 70.0% 80.0% 90.0% 100.0% 0.00x 2.00x 4.00x 1Q22 2Q22 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy 0.77 0.73 0.99 0.95 74.7% 76.1% 70.0% 80.0% 90.0% 100.0% 0.00x 0.50x 1.00x 1.50x 1Q22 2Q22 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy SNF metrics include CSF, as allocated/reported by operators. Excluding CSF, the 2Q22 normalized EBITDAR and EBITDARM coverages were 1.05x and 1.50x, respectively, and 1.07x and 1.51x, respectively, for 1Q22. Occupancy represents the average TTM occupancy. For the 88% of the reported SPP SNF, average monthly occupancy was 74% in September, 73% in June 2022 and 72% in March 2022. ALF metrics include Coronavirus Stimulus Funds (“CSF”) as allocated/reported by operators. Excluding CSF, the 2Q22 normalized EBITDAR and EBITDARM coverages were 0.70x and 0.91x, respectively, and 0.69x and 0.91x, respectively, for 1Q22. See definition of Coronavirus Stimulus Funds on Page 28. Occupancy represents the average TTM occupancy. For the 66% of the reported SPP ALF, spot occupancy was 81% at September 30, 2022, 79% at June 30, 2022 and 77% at March 31, 2022. PORTFOLIO I 16 REAL ESTATE INVESTMENTS METRICS (TRAILING TWELVE MONTHS THROUGH JUNE 30, 2022 AND MARCH 31, 2022 ) SAME PROPERTY PORTFOLIO (“SPP”) COVERAGE STATISTICS (1)(2) The spot occupancy for the six properties previously leased to Senior Lifestyle currently covered by leases with quarterly fair market rent resets in September 30, 2022 and December 31, 2020 was 88% and 60%, respectively. $4,000 $4,500 $220 $0 $2,000 $4,000 $6,000 $8,000 $10,000 Dec-18 EBITDAR Dec-19 EBITDAR Anticipated 2022 Cash Rent LEASES WITH QUARTERLY RENT RESETS – ALF (3) (FOR THE SIX PROPERTIES CURRENTLY COVERED BY LEASES WITH QUARTER LY FAIR MARKET RENT RESETS) LEASES WITH QUARTERLY RENT RESETS – SNF (4) (dollar amounts in thousands) (dollar amounts in thousands) The average monthly occupancy in September 2022 and December 2020 was 57% and 57%, respectively.

3Q 2022 SUPPLEMENTAL REPORT PORTFOLIO I 17 PORTFOLIO UPDATE (AMOUNTS IN THOUSANDS) ABATED RENT ▪ $720 abated rent during 3Q22 ▪ Deferred rent of $300, excluding the Anthem temporary rent reduction, and received $100 of deferred repayments during 3Q22. ▪ Our rent deferral agreements generally require the deferred rent to be paid within 12 to 36 months. ▪ Reduced agreed upon rent from Anthem by $900 during 3Q22. See page 13 for further discussion. ▪ LTC evaluated deferral requests with close attention to ongoing operations, rent coverage, corporate financial health and liquidity of the operator. DEFERRED RENT CONTRACTUAL 3Q22 RENT AND MORTGAGE INTEREST ▪ Provided $240 of abated rent in October 2022 and agreed to provide rent abatements up to $215 for each of November and December 2022 to an operator pursuant to a master lease covering two assisted living communities. We are evaluating options for these communities. ▪ Received $300 repayment of Anthem’s temporary rent reduction. See page 13 for further discussion. SUBSEQUENT TO SEPTEMBER 30, 2022 COLLECTED 97.6% ($37,203) ABATED 1.9% ($720) NET DEFERRED 0.5% ($200)

3Q 2022 SUPPLEMENTAL REPORT SEPTEMBER 30, 2022 Revolving line of credit - WA rate 4.2% 151,000$ Term loans, net of debt issue costs - WA rate 2.6% (1) 99,474 Senior unsecured notes, net of debt issue costs - WA rate 4.3% (2) 543,287 Total debt - WA rate 4.0% 793,761 34.4% No. of shares Common stock 40,504,791 37.45$ (3) 1,516,904 65.6% Total Market Value 1,516,904 2,310,665$ 100.0% Add: Non-controlling interest 21,919 Less: Cash and cash equivalents (6,478) 2,326,106$ Debt to Enterprise Value 34.1% Debt to Annualized Adjusted EBITDAre (4) 5.9x ENTERPRISE VALUE TOTAL VALUE CAPITALIZATION DEBT EQUITY 9/30/2022 Closing Price (1) Represents outstanding balance of $100,000, net of debt issue costs of $526. (2) Represents outstanding balance of $544,820, net of debt issue costs of $1,533. (3) Closing price of our common stock as reported by the NYSE on September 30, 2022. (4) See page 22 for reconciliation of annualized adjusted EBITDA re . FINANCIAL I 18 ENTERPRISE VALUE (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SH ARES)

3Q 2022 SUPPLEMENTAL REPORT LEVERAGE RATIOS COVERAGE RATIOS LINE OF CREDIT LIQUIDITY FINANCIAL I 19 DEBT METRICS (DOLLAR AMOUNTS IN THOUSANDS) $93,900 $89,900 $110,900 $151,000 $506,100 $510,100 $289,100 $249,000 $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 2019 2020 2021 3Q22 Balance Available 4.6x 4.8x 4.4x 4.9x 6.0x 4.4x 5.9x 4.2x 0.0x 2.0x 4.0x 6.0x 8.0x Debt to Adjusted EBITDAre Adjusted EBITDAre/ Fixed Charges 2019 2020 2021 3Q22 37.2% 28.0% 35.8% 29.8% 38.4% 34.9% 38.9% 34.1% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% Debt to Gross Asset Value Debt to Total Enterprise Value 2019 2020 2021 3Q22

3Q 2022 SUPPLEMENTAL REPORT Senior Unsecured Notes 68.4% Term Loans 12.6% Revolving Line of Credit 19.0% $151,000 $50,000 $50,000 $5,000 $49,160 $49,160 $49,500 $51,500 $54,500 $55,000 $63,000 $168,000 $- $100,000 $200,000 $300,000 $400,000 2022 2023 2024 2025 2026 2027 2028 2029 Thereafter Revolving Line of Credit Term Loans Senior Unsecured Notes (1) Reflects scheduled principal payments. (2) Excludes debt issue costs which are netted against the principal outstanding in the term loans and senior unsecured notes bal anc e on our Consolidated Balance Sheets shown on page 24. DEBT STRUCTURE (2) FINANCIAL I 20 DEBT MATURITY (AS OF SEPTEMBER 30, 2022, DOLLAR AMOUNTS IN THOUSANDS) REVOLVING SENIOR LINE OF TERM UNSECURED % OF YEAR CREDIT LOANS (1) NOTES (1) TOTAL TOTAL 2022 —$ —$ 5,000$ 5,000$ 0.6% 2023 — — 49,160 49,160 6.2% 2024 — — 49,160 49,160 6.2% 2025 151,000 50,000 49,500 250,500 31.4% 2026 — 50,000 51,500 101,500 12.8% 2027 — — 54,500 54,500 6.9% 2028 — — 55,000 55,000 6.9% 2029 — — 63,000 63,000 7.9% Thereafter — — 168,000 168,000 21.1% Total 151,000$ 100,000$ (2) 544,820$ (2) 795,820$ (2) 100.0%

FINANCIAL DATA SUMMARY

(DOLLAR AMOUNTS IN THOUSANDS)

	12/31/19	12/31/20	12/31/21	9/30/22
Gross investments	$ 1,778,341	$ 1,737,795	$ 1,804,435	$ 1,949,891
Net investments	$ 1,427,845	$ 1,385,414	$ 1,426,070	$ 1,562,459
Gross asset value	$ 1,864,705	$ 1,811,867	$ 1,883,190	$ 2,039,397
Total debt [1]	$ 693,388	$ 649,382	$ 722,719	$ 793,761
Total liabilities [1]	$ 728,783	$ 683,680	$ 759,698	$ 826,796
Total equity	$ 785,426	$ 775,806	$ 745,127	$ 825,169

(1) Includes outstanding gross revolving line of credit, term loans, net of debt issue costs, and senior unsecured notes, net of debt issue costs.

NON-CASH REVENUE COMPONENTS

	3Q22	4Q22[1]	1Q23[1]	2Q23[1]	3Q23[1]
Straight-line rent adjustment	$ (436)	$ (405)	$ (506)	$ (536)	$ (579)
Amortization of lease incentives	(319) [2]	(212)	(212)	(209)	(164)
Effective interest	1,762 [3]	2,075 [3][4]	1,514	1,518	1,509
Net	$ 1,007	$ 1,458	$ 796	$ 773	$ 766

(1) For leases and loans in place at September 30, 2022, assuming no renewals, modifications or replacements and no new investments are added to our portfolio.
(2) Includes the write-off of a lease inducement of $83 related to a lease termination.
(3) Includes receipt of an IRR interest payment.
(4) Includes income credit on three skilled nursing centers acquired in 3Q22, which is accounted for as a financing receivable in accordance with GAAP.

COMPONENTS OF RENTAL INCOME

	THREE MONTHS ENDED SEPTEMBER 30,			NINE MONTHS ENDED SEPTEMBER 30,		
	2022	2021	Variance	2022	2021	Variance
Cash rent	$28,180	$25,934	$ 2,246 [1]	$ 83,260	$ 80,967	$ 2,293 [1]
Operator reimbursed real estate tax revenue	4,160	3,588	572 [2]	12,161	10,655	1,506 [2]
Straight-line rent (adjustment) income	(436)	(44)	(392) [3]	(963)	619	(1,582) [3]
Straight-line rent write-off	—	—	—	—	(758)	758 [4]
Amortization of lease incentives	(319)	(158)	(161)	(921)	(386)	(535) [5]
Total rental income	$31,585	$29,320	$ 2,265	$ 93,537	$ 91,097	$ 2,440

(1) QoQ: Increase primarily due to rent received from transitioned portfolios and rental income from acquisitions, completed development projects and annual rent escalations. YoY: Increase primarily due to QoQ explanation and a lease termination fee received in connection with the sale of a 74-unit ALF.
(2) Increase primarily due to a transitioned portfolio and 2Q22 acquisitions partially offset by properties sold.
(3) QoQ: Decrease primarily due to a deferred rent repayment and normal amortization. YoY: Decrease primarily due to QoQ explanation, the impact of prior year's 50% reduction of 2021 rent escalations for those leases accounted for on a straight-line basis and decrease from properties sold.
(4) Represents a straight-line rent receivable write-off due to transitioning rental revenue recognition to cash basis for one lease.
(5) Increase due to a lease incentive balance write-off related to a closed property and subsequent lease termination.

3Q 2022 SUPPLEMENTAL REPORT

FINANCIAL I 21

3Q 2022 SUPPLEMENTAL REPORT RECONCILIATION OF ANNUALIZED ADJUSTED EBITDA re AND FIXED CHARGES FINANCIAL I 22 FINANCIAL DATA SUMMARY (DOLLAR AMOUNTS IN THOUSANDS) 12/31/21 Net income 80,872$ 95,677$ 56,224$ 13,389$ Add/Less: Loss (gain) on sale of real estate, net (2,106) (44,117) (7,462) 387 Less: Gain on insurance proceeds (2,111) (1) (373) (1) — — Add: Loss on unconsolidated joint ventures — 758 (2) — — Add: Impairment loss from investments 5,500 (2) 3,977 (4) — 1,286 (9) Add: Interest expense 30,582 29,705 27,375 7,941 Add: Depreciation and amortization 39,216 39,071 38,296 9,385 EBITDAre 151,953 124,698 114,433 32,388 Add/(less): Non-recurring one-time items (1,535) (3) 22,841 (5) 5,947 (6) 1,260 (10) Adjusted EBITDAre 150,418$ 147,539$ 120,380$ 33,648$ Interest expense 30,582$ 29,705$ 27,375$ 7,941$ Add: Capitalized interest 608 354 — — Fixed charges 31,190$ 30,059$ 27,375$ 7,941$ Annualized Adjusted EBITDAre 134,592$ Annualized Fixed Charges 31,764$ Debt (net of debt issue costs) 693,388$ 649,382$ 722,719$ 793,761$ Debt to Adjusted EBITDAre 4.6x 4.4x 6.0x (7) 5.9x (7) Adjusted EBITDAreto Fixed Charges (8) 4.8x 4.9x 4.4x 4.2x THREE MONTHS ENDED FOR THE YEAR ENDED 9/30/22 12/31/19 12/31/20 (1) Represents the gain from insurance proceeds related to previously sold properties . (2) In 4 Q 19 , we wrote down our investment in an unconsolidated joint venture (“JV”) by $ 5 , 500 to its estimated fair value as a result of the JV entering into a contract to the sell the properties comprising the JV . In 2 Q 20 , the JV sold the properties and we incurred an additional loss of $ 758 . (3) Represents the gain from insurance proceeds ( $ 2 , 111 ) and deferred rent repayment of $ 1 , 350 from an operator offset by $ 1 , 926 write - off of straight - line rent receivable due a lease termination . (4) Represents an impairment loss relating to a 48 - unit memory care in Colorado and a 61 - unit assisted living community in Florida which was sold in 1 Q 21 . (5) Represents the $ 23 , 029 straight - line rent receivable write - off related to Senior Lifestyle, Genesis and another operator and the Senior Lifestyle lease incentives write - off of $ 185 offset by the gain from insurance proceeds ( $ 373 ) . (6) Represents the Senior Care settlement payment ( $ 3 , 895 ), the straight - line rent receivable write - off ( $ 758 ), the provision for credit losses on mortgage loan originations ( $ 869 ), and the 50 % reduction of 2021 rent and interest escalations ( $ 425 ) . (7) Increase due to additional borrowings for investments . (8) Given we do not have preferred stock, our fixed charge coverage ratio and interest coverage ratio are the same . (9) Recognized a $ 1 , 286 impairment loss related to a 60 - unit assisted living community in Kentucky as a result of classifying the community as held - for - sale . (10) Represents the lease termination fee ( $ 500 ) paid to a former operator in exchange for cooperation in facilitating an orderly transition and the provision for credit losses related to the origination of financing receivable during 3 Q 22 ( $ 760 ) .

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2022	2021	2022	2021
Revenues				
Rental income	$ 31,585	$ 29,320	$ 93,537	$ 91,097
Interest income from financing receivable[1]	357	—	357	—
Interest income from mortgage loans	10,379	7,924	30,112	23,779
Interest and other income	1,182	228	3,308	1,005
Total revenues	43,503	37,472	127,314	115,881
Expenses				
Interest expense	7,941	6,610	22,607	20,442
Depreciation and amortization	9,385	9,462	28,202	28,847
Impairment loss	1,286	—	1,286	—
Provision for credit losses	795	68	1,454	59
Transaction costs	629	4,046	728	4,271
Property tax expense	4,179	3,932	12,180	11,713
General and administrative expenses	5,888	5,318	17,407	15,688
Total expenses	30,103	29,436	83,864	81,020
Other Operating Income				
(Loss) gain on sale of real estate, net	(387)	2,702	37,809	7,392
Operating Income	13,013	10,738	81,259	42,253
Income from unconsolidated joint ventures	376	376	1,127	1,041
Net Income	13,389	11,114	82,386	43,294
Income allocated to non-controlling interests	(99)	(92)	(301)	(271)
Net income attributable to LTC Properties, Inc.	13,290	11,022	82,085	43,023
Income allocated to participating securities	(131)	(113)	(481)	(346)
Net income available to common stockholders	$ 13,159	$ 10,909	$ 81,604	$ 42,677
Earnings per common share:				
Basic	$0.33	$0.28	$2.06	$1.09
Diluted	$0.32	$0.28	$2.04	$1.09
Weighted average shares used to calculate earnings per common share:				
Basic	40,270	39,177	39,658	39,149
Diluted	40,552	39,177	39,939	39,149
Dividends declared and paid per common share	$0.57	$0.57	$1.71	$1.71

(1) Represents rental income from three skilled nursing centers acquired through a sale-leaseback transaction, subject to a lease which contains a purchase option. In accordance with GAAP, the properties are required to be presented as a financing receivable on our *Consolidated Balance Sheets* and the rental income to be presented as *Interest income from financing receivable* on our *Consolidated Statements of Income.*

3Q 2022 SUPPLEMENTAL REPORT

FINANCIAL I 23

3Q 2022 SUPPLEMENTAL REPORT FINANCIAL I 24 CONSOLIDATED BALANCE SHEETS (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) ASSETS Investments: Land $ 124,665 $ 123,239 Buildings and improvements   1,270,722   1,285,318 Accumulated depreciation and amortization   (379,915)   (374,606) Operating real estate property, net   1,015,472   1,033,951 Properties held-for-sale, net of accumulated depreciation: 2022—$2,305; 2021—$0   10,710   — Real property investments, net   1,026,182   1,033,951 Financing receivable, (1) net of loan loss reserve: 2022—$760; 2021—$0 75,507   — Mortgage loans receivable, net of loan loss reserve: 2022—$3,862; 2021—$3,473   383,006   344,442 Real estate investments, net   1,484,695   1,378,393 Notes receivable, net of loan loss reserve: 2022—$590; 2021—$286   58,424   28,337 Investments in unconsolidated joint ventures 19,340 19,340 Investments, net   1,562,459   1,426,070 Other assets: Cash and cash equivalents   6,478   5,161 Debt issue costs related to revolving line of credit   2,480   3,057 Interest receivable   44,290   39,522 Straight-line rent receivable   22,253   24,146 Lease incentives 2,001 2,678 Prepaid expenses and other assets   12,004   4,191 Total assets $ 1,651,965 $ 1,504,825 LIABILITIES Revolving line of credit $ 151,000 $ 110,900 Term loans, net of debt issue costs: 2022—$526; 2021—$637 99,474 99,363 Senior unsecured notes, net of debt issue costs: 2022—$1,533; 2021—$524   543,287   512,456 Accrued interest   3,120   3,745 Accrued expenses and other liabilities   29,915   33,234 Total liabilities   826,796   759,698 EQUITY Stockholders’ equity: Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2022—40,505; 2021—39,374  404   394 Capital in excess of par value   899,921   856,895 Cumulative net income   1,526,721   1,444,636 Accumulated other comprehensive income (loss) 9,445 (172) Cumulative distributions   (1,633,241)   (1,565,039) Total LTC Properties, Inc. stockholders’ equity   803,250   736,714 Non-controlling interests   21,919   8,413 Total equity   825,169   745,127 Total liabilities and equity $ 1,651,965 $ 1,504,825 (unaudited) (audited) DECEMBER 31, 2021SEPTEMBER 30,2022 (1) Represents three skilled nursing centers acquired through a sale - leaseback transaction, subject to a lease which contains a purchase option . In accordance with GAAP, the properties are required to be presented as a financing receivable on our Consolidated Balance Sheets .

3Q 2022 SUPPLEMENTAL REPORT (1) Represents (3) and (4) below . (2) Includes $ 357 of effective interest from three skilled nursing centers acquired through a sale - leaseback transaction, subject to a lease which contains a purchase option . In accordance with GAAP, the properties are required to be presented as a financing receivable on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivable on our Consolidated Statements of Income . (3) Includes $ 760 of provision for credit loss reserve related to the acquisition of the three skilled nursing centers accounted for as a financing receivable . (4) Represents the lease termination fee of $ 500 paid to a former operator of 12 assisted living communities in exchange for cooperation and assistance in facilitating an orderly transition of the communities to another operator . (5) Represents the Senior Care and Abri Health settlement payment ( $ 3 , 895 ) in accordance with a settlement agreement approved by the United States Bankruptcy Court . (6) Represents (1) from above and (7) from below and the provision for credit losses related to the origination of two mortgage loans during 2022 second quarter and a $ 25 , 000 mezzanine loan during the first quarter of 2022 ( $ 572 ) offset by the lease termination fee received in connection with the sale of a 74 - unit assisted living community ( $ 1 , 181 ) . (7) Includes a lease incentive balance write - off of $ 173 related to a closed property and subsequent lease termination . (8) Represents the lease termination fee received in connection with the sale of a 74 - unit assisted living community ( $ 1 , 181 ) offset by (4) from above . (9) Represents (5) from above, (11) from below, and the GAAP impact of the 50 % reduction of 2021 rent and interest escalation ( $ 425 ) . (10) Includes the straight - line rent ( $ 649 ) and effective interest ( $ 263 ) impact of the 50 % reduction of 2021 rent and interest escalation . (11) Represents a straight - line rent receivable write - off ( $ 758 ) due to transitioning rental revenue to cash basis . (12) Represents (5) from above and the cash impact of the 50 % reduction of 2021 rent and interest escalation ( $ 1 , 337 ) . FINANCIAL I 25 FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD (UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) 2022 2021 2022 2021 GAAP net income available to common stockholders 13,159$ 10,909$ 81,604$ 42,677$ Add: Depreciation and amortization 9,385 9,462 28,202 28,847 Add: Impairment loss 1,286 — 1,286 — Add (Less): Loss (gain) on sale of real estate, net 387 (2,702) (37,809) (7,392) NAREIT FFO attributable to common stockholders 24,217$ 17,669$ 73,283$ 64,132$ $0.60 $0.45 $1.83 $1.64 NAREIT FFO attributable to common stockholders 24,217$ 17,669$ 73,283$ 64,132$ Add: Non-recurring items 1,260 (1) 3,895 (5) 824 (6) 5,078 (9) 25,477$ 21,564$ 74,107$ 69,210$ NAREIT FFO attributable to common stockholders 24,217$ 17,669$ 73,283$ 64,132$ Non-cash income: Less: Straight-line rental adjustment (income) 436 44 963 (619) (10) Add: Amortization of lease incentives 319 158 921 (7) 386 Add: Other non-cash expense — — — 758 (11) Less: Effective interest income from mortgage loans (1,762) (2) (1,473) (4,551) (2) (4,700) (10) Net non-cash income (1,007) (1,271) (2,667) (4,175) Non-cash expense: Add: Non-cash compensation charges 2,014 1,975 5,951 5,785 Less: Provision for credit losses 795 (3) 68 1,454 59 Net non-cash expense 2,809 2,043 7,405 5,844 Funds available for distribution (FAD) 26,019 18,441 78,021 65,801 Less: Non-recurring income 500 (4) 3,895 (5) (681) (8) 5,232 (12) Funds available for distribution (FAD), excluding non-recurring items 26,519$ 22,336$ 77,340$ 71,033$ FFO attributable to common stockholders, excluding non-recurring items THREE MONTHS ENDED NINE MONTHS ENDED SEPTEMBER 30, SEPTEMBER 30, NAREIT Diluted FFO attributable to common stockholders per share

3Q 2022 SUPPLEMENTAL REPORT FOR THE THREE MONTHS ENDED SEPTEMBER 30, FFO/FAD attributable to common stockholders 24,217$ 17,669$ 26,019$ 18,441$ Non-recurring one-time items 1,260 (1) 3,895 (3) 500 (2) 3,895 (3) FFO/FAD attributable to common stockholders excluding non-recurring items 25,477 21,564 26,519 22,336 Effect of dilutive securities: Participating securities 131 — 131 — Diluted FFO/FAD excluding non-recurring items 25,608$ 21,564$ 26,650$ 22,336$ 40,270 39,177 40,270 39,177 Effect of dilutive securities: Stock options 1 — 1 — Performance-based stock units 281 — 281 — Participating securities 229 — 229 — Shares for diluted FFO/FAD per share 40,781 39,177 40,781 39,177 FOR THE NINE MONTHS ENDED SEPTEMBER 30, FFO/FAD attributable to common stockholders 73,283$ 64,132$ 78,021$ 65,801$ Non-recurring one-time items 824 (4) 5,078 (5) (681) (6) 5,232 (7) FFO/FAD attributable to common stockholders excluding non-recurring items 74,107 69,210 77,340 71,033 Effect of dilutive securities: Participating securities — 346 — 346 Diluted FFO/FAD 74,107$ 69,556$ 77,340$ 71,379$ 39,658 39,149 39,658 39,149 Effect of dilutive securities: Performance based stock units 281 — 281 — Participating securities — 197 — 197 Shares for diluted FFO/FAD per share 39,939 39,346 39,939 39,346 Shares for basic FFO/FAD per share 2022 2021 2021 Shares for basic FFO/FAD per share FFO FAD 2022 FFO FAD 2022 2021 2022 2021 FINANCIAL I 26 FUNDS FROM OPERATIONS – RECONCILIATION OF FFO PER SHARE (UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) (1) Includes $ 760 of provision for credit loss reserve related to the acquisition of the three skilled nursing centers accounted for as a financing receivable and (2) below . (2) Represents the lease termination fee of $ 500 paid to a former operator of 12 assisted living communities in exchange for cooperation and assistance in facilitating an orderly transition of the communities to another operator . (3) Represents the Senior Care and Abri Health settlement payment ( $ 3 , 895 ) in accordance with a settlement agreement approved by the United States Bankruptcy Court . (4) Represents (1) from above, a lease incentive balance write - off of $ 173 related to a closed property and subsequent lease termination, and the provision for credit losses related to the origination of two mortgage loans during 2022 second quarter and a $ 25 , 000 mezzanine loan during the first quarter of 2022 ( $ 572 ) offset by the lease termination fee received in connection with the sale of a 74 - unit assisted living community ( $ 1 , 181 ) . (5) Represents (3) from above, a straight - line rent receivable write - off ( $ 758 ) due to transitioning rental revenue to cash basis, and the GAAP impact of the 50 % reduction of 2021 rent and interest escalation ( $ 425 ) . (6) Represents the lease termination fee received in connection with the sale of a 74 - unit assisted living community ( $ 1 , 181 ) offset by (2) from above . (7) Represents (3) from above and the cash impact of the 50 % reduction of 2021 rent and interest escalation ( $ 1 , 337 ) .

3Q 2022 SUPPLEMENTAL REPORT 27 ESG (ENVIRONMENTAL, SOCIAL & GOVERNANCE) ESG I ESG PEOPLE. PLANET. INTEGRITY. Implementing corporate stewardship through socially responsible and sustainable practices. 2021 2022 Board established an ESG committee to oversee practices and performance Created and published an Environmental Sustainability Commitment and Human Capital Management and Labor Rights Guidelines Enhanced our disclosures to highlight ESG initiatives Aligning with the Sustainability Accounting Standards Board (SASB) reporting framework and adopting select United Nations Sustainable Development Goals (SDGs) in guiding us to provide shareholders with relevant information on our environmental impact Visit our website to learn more about our ESG initiatives. www.ltcreit.com/esg

3Q 2022 SUPPLEMENTAL REPORT Assisted Living Communities (“ALF”) : The ALF portfolio consists of assisted living, independent living, and/or memory care properties . (See Independent Living and Memory Care) Assisted living properties are seniors housing properties serving elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing properties provide . Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication . The facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs . Contractual Lease Rent : Rental revenue as defined by the lease agreement between us and the operator for the lease year . Coronavirus Stimulus Funds (“CSF”) : CSF includes funding from various state and federal programs to support healthcare providers in dealing with the challenges of the coronavirus pandemic . Included in CSF are state - specific payments identified by operators as well as federal payments connected to the Paycheck Protection Program and the Provider Relief Fund . CSF is self - reported by operators in unaudited financial statements provided to LTC . Specifically excluded from CSF are the suspension of the Medicare sequestration cut, and increases to the Federal Medical Assistance Percentages (FMAP), both of which are reflected in reported coverage both including and excluding CSF . Earnings Before Interest, Tax, Depreciation and Amortization for Real Estate (“EBITDA re”) : As defined by the National Association of Real Estate Investment Trusts (“ NAREIT”), EBITDA re is calculated as net income (computed in accordance with GAAP) excluding (i) interest expense, (ii) income tax expense, (iii) real estate depreciation and amortization, (iv) impairment write - downs of depreciable real estate, (v) gains or losses on the sale of depreciable real estate, and (vi) adjustments for unconsolidated partnerships and joint ventures . Financing Receivable : Properties acquired through a sale - leaseback transaction with an operating entity being the same before and after the sale - leaseback, subject to a lease contract that contains a purchase option . In accordance with GAAP, the purchased assets are required to be presented as Financing Receivable on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivable on our Consolidated Statements of Income . Funds Available for Distribution (“FAD”) : FFO excluding the effects of straight - line rent, amortization of lease costs, effective interest income, deferred income from unconsolidated joint ventures, non - cash compensation charges, capitalized interest and non - cash interest charges . Funds From Operations (“FFO”) : A s defined by NAREIT, net income available to common stockholders (computed in accordance with U . S . GAAP) excluding gains or losses on the sale of real estate and impairment write - downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures . GAAP Lease Yield : GAAP rent divided by the sum of the purchase price and transaction costs . GAAP Rent : Total rent we will receive as a fixed amount over the initial term of the lease and recognized evenly over that term . GAAP rent recorded in the early years of a lease is higher than the cash rent received and during the later years of the lease, the cash rent received is higher than GAAP rent recognized . GAAP rent is commonly referred to as straight - line rental income . Gross Asset Value : The carrying amount of total assets after adding back accumulated depreciation and loan loss reserves, as reported in the company’s consolidated financial statements . Gross Investment : Original price paid for an asset plus capital improvements funded by LTC, without any depreciation deductions . Gross Investment is commonly referred to as undepreciated book value . Independent Living Communities (“ILF”) : Seniors housing properties offering a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on - site security and emergency response programs . Many offer on - site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers . ILFs are also known as retirement communities or seniors apartments . Interest Income : Represents interest income from mortgage loans and other notes . Licensed Beds/Units : The number of beds and/or units that an operator is authorized to operate at seniors housing and long - term care properties . Licensed beds and/or units may differ from the number of beds and/or units in service at any given time . Memory Care Communities (“MC”) : Seniors housing properties offering specialized options for seniors with Alzheimer’s disease and other forms of dementia . These facilities offer dedicated care and specialized programming for various conditions relating to memory loss in a secured environment that is typically smaller in scale and more residential in nature than traditional assisted living facilities . These facilities have staff available 24 hours a day to respond to the unique needs of their residents . Metropolitan Statistical Areas (“MSA”) : Based on the U . S . Census Bureau, MSA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics . A metro area contains a core urban area of 50 , 000 or more population . MSAs 1 to 31 have a population of 19 . 8 M – 2 . 2 M . MSAs 32 to 100 have a population of 2 . 2 M – 0 . 6 M . MSAs greater than 100 have a population of 0 . 6 M – 59 K . Cities in a Micro - SA have a population of 223 K – 12 K . Cities not in a MSA has population of less than 100 K . GLOSSARY I 28 GLOSSARY

3Q 2022 SUPPLEMENTAL REPORT Mezzanine : In certain circumstances, the Company strategically allocates a portion of its capital deployment toward mezzanine loans to grow relationships with operating companies that have not typically utilized sale - leaseback financing as a component of their capital structure . Mezzanine financing sits between senior debt and common equity in the capital structure, and typically is used to finance development projects, value - add opportunities on existing operational properties, partnership buy - outs and recapitalization of equity . We seek market - based, risk - adjusted rates of return typically between 9 % to 14 % with the loan term typically between three to 10 years . Security for mezzanine loans can include all or a portion of the following credit enhancements ; secured second mortgage, pledge of equity interests and personal/corporate guarantees . Mezzanine loans can be recorded for GAAP purposes as either a loan or joint venture depending upon specifics of the loan terms and related credit enhancements . Micropolitan Statistical Areas (“Micro - SA”) : Based on the U . S . Census Bureau, Micro - SA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics . A micro area contains an urban core of at least 10 , 000 population . Mortgage Loan : Mortgage financing is provided on properties based on our established investment underwriting criteria and secured by a first mortgage . Subject to underwriting, additional credit enhancements may be required including, but not limited to, personal/corporate guarantees and debt service reserves . When possible, LTC attempts to negotiate a purchase option to acquire the property at a future time and lease the property back to the borrower . Net Real Estate Assets : Gross real estate investment less accumulated depreciation . Net Real Estate Asset is commonly referred to as Net Book Value (“NBV”) . Non - cash Rental Income : Straight - line rental income and amortization of lease inducement . Non - cash Compensation Charges : Vesting expense relating to stock options and restricted stock . Normalized EBITDAR Coverage : The trailing twelve month’s earnings from the operator financial statements adjusted for non - recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, and rent divided by the operator’s contractual lease rent . Management fees are imputed at 5 % of revenues . Normalized EBITDARM Coverage : The trailing twelve month’s earnings from the operator financial statements adjusted for non - recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, rent, and management fees divided by the operator’s contractual lease rent . Occupancy : The weighted average percentage of all beds and/or units that are occupied at a given time . The calculation uses the trailing twelve months and is based on licensed beds and/or units which may differ from the number of beds and/or units in service at any given time . Operator Financial Statements : Property level operator financial statements which are unaudited and have not been independently verified by us . Payor Source : LTC revenue by operator underlying payor source for the period presented . LTC is not a Medicaid or a Medicare recipient . Statistics represent LTC's rental revenues times operators' underlying payor source revenue percentage . Underlying payor source revenue percentage is calculated from property level operator financial statements which are unaudited and have not been independently verified by us . Private Pay : Private pay includes private insurance, HMO, VA, and other payors . Purchase Price : Represents the fair value price of an asset that is exchanged in an orderly transaction between market participants at the measurement date . An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets ; it is not a forced transaction (for example, a forced liquidation or distress sale) . Real Estate Investments : Represents our investments in real property and mortgage loan receivables . Rental Income : Represents GAAP rent net of amortized lease inducement cost . Same Property Portfolio (“SPP”) : Same property statistics allow for the comparative evaluation of performance across a consistent population of LTC’s leased property portfolio and the Prestige Healthcare mortgage loan portfolio . Our SPP is comprised of stabilized properties occupied and operated throughout the duration of the quarter - over - quarter comparison periods presented (excluding assets sold and assets held - for - sale) . Accordingly, a property must be occupied and stabilized for a minimum of 15 months to be included in our SPP . Each property transitioned to a new operator has been excluded from SPP and will be added back to SPP for the SPP reporting period ending 15 months after the date of the transition . Skilled Nursing Properties (“SNF”) : Seniors housing properties providing restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals . Many SNFs provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub - acute care services which are paid either by the patient, the patient’s family, private health insurance, or through the federal Medicare or state Medicaid programs . Stabilized : Properties are generally considered stabilized upon the earlier of achieving certain occupancy thresholds (e . g . 80 % for SNFs and 90 % for ALFs) and, as applicable, 12 months from the date of acquisition/lease transition or, in the event of a de novo development, redevelopment, major renovations or addition, 24 months from the date the property is first placed in or returned to service, or properties acquired in lease - up . Under Development Properties (“UDP”) : Development projects to construct seniors housing properties . GLOSSARY I 29 GLOSSARY